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                                                                    Exhibit 1.01


                                 TERMS AGREEMENT

                                                                    May 25, 1999

Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, NY  10013

Attention:   Executive Vice President and Treasurer

Dear Sirs:

                  We understand that Salomon Smith Barney Holdings Inc., a Delaware corporation (the "Company"), proposes to issue and sell 6,500,000 Units ($65,000,000 initial aggregate principal amount) of its Callable Equity Linked Notes based upon the TheStreet.com Internet Sector Index Due May 30, 2006 (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriter (the "Underwriter"), offer to purchase 6,500,000 Units ($65,000,000 initial aggregate principal amount) of the Securities at a purchase price equal to 96.5% of the initial aggregate principal amount thereof. The Closing Date shall be May 28, 1999 at 9:00 a.m., at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006.

                  The Securities shall have the following terms:


     Title: Callable Equity Linked Notes based upon the TheStreet.com Internet Sector Index Due May 30, 2006.

     Maturity:                              May 30, 2006.

     Interest Rate:                         The Securities will bear no periodic
                                            payments of interest. Unless the
                                            Securities are redeemed by the
                                            Company prior to maturity, Holders
                                            thereof will be entitled to receive
                                            at maturity the initial principal
                                            amount thereof plus a payment, if
                                            any, equal to the Supplemental
                                            Redemption Amount (as defined in the
                                            Prospectus Supplement dated May 25,
                                            1999 relating to the Securities (the
                                            "Prospectus Supplement")).

     Interest Payment Date:                 Not applicable.

     Regular Record Dates:                  Not applicable.

     Initial Price To Public:               100% of the initial principal amount
                                            thereof.

     Redemption Provisions:                 The Company, in its sole discretion,
                                            may redeem the Notes, in whole but
                                            not in part, on any day on which
                                            each of the American Stock Exchange,
                                            Inc., the Philadelphia Stock
                                            Exchange, Inc., the New York Stock
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                                            Exchange, Inc. and the Nasdaq
                                            National Market is open for trading
                                            during any of the 30-day periods
                                            beginning on May 28 in each of 2002,
                                            2003, 2004 or 2005, at the
                                            applicable call price per Unit as
                                            set forth below:

                                                   Call Period                        Call Price
                                                   -----------                        ----------
                                                  30-day Period                     $17.50 per Unit
                                            Beginning on May 28, 2002

                                                  30-day Period                     $20.00 per Unit
                                            Beginning on May 28, 2003

                                                  30-day Period                     $22.50 per Unit
                                            Beginning on May 28, 2004

                                                  30-day Period                     $25.00 per Unit
                                            Beginning on May 28, 2005

     Indenture:                             Senior Debt Indenture, dated as of
                                            October 27, 1993, between the
                                            Company and The Bank of New York, as
                                            supplemented by the First
                                            Supplemental Indenture, dated as of
                                            November 28, 1997.

     Trustee:                               The Bank of New York.

                  All the provisions contained in the document entitled "Salomon Smith Barney Holdings Inc. - Debt Securities - Underwriting Agreement Basic Provisions" and dated December 1, 1997 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

                  Basic Provisions varied with respect to this Terms Agreement:

(A) Notwithstanding the provisions set forth in Section 3 of the Basic Provisions, the Company and the Underwriter hereby agree that the Securities will be in the form of Book-Entry Notes and shall be delivered on May 28, 1999 against payment of the purchase price to the Company by wire transfer in immediately available funds to such accounts with such financial institutions as the Company may direct;

(B) Section 4(j) of the Basic Provisions shall be amended and restated as follows: "The Company will not, without the consent of Salomon Smith Barney Inc., offer or sell, or publicly announce its intention to offer or sell, any debt securities denominated in the currency in which the Securities are denominated having a maturity of more than one year (except under prior contractual commitments or pursuant to bank credit agreements) during the period beginning the date of the Terms Agreement and ending the business day following the Closing Date;"

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(C)      A new Section 5(i) shall be added to the Basic Provisions and read as follows: "Cleary, Gottlieb, Steen & Hamilton, special tax counsel to the Company, shall have furnished to you an opinion, dated the Closing Date, as to certain tax matters relating to the Securities, in a form reasonably acceptable to the Underwriter;" and

(D) Joan Guggenheimer, General Counsel of the Company, shall have furnished to the Underwriter an opinion, dated the Closing Date, as to the matters referenced in Sections 5(c) and 5(d) of the Basic Provisions.

                  The Underwriter hereby agrees in connection with the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Section 2720 to the By-Laws of the National Association of Securities Dealers, Inc.

                  Joan Guggenheimer, Esq. is counsel to the Company. Cleary, Gottlieb, Steen & Hamilton is special tax counsel to the Company and counsel to the Underwriter.


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                  Please accept this offer no later than 9:00 p.m. on May 25,
1999, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

                  "We hereby accept your offer, set forth in the Terms Agreement, dated May 25, 1999, to purchase the Securities on the terms set forth therein."

                                                  Very truly yours,

                                                  SALOMON SMITH BARNEY INC.


                                                  By:  /s/ Ramesh Menon
                                                       Name:    Ramesh Menon
                                                       Title:   Director
ACCEPTED:

SALOMON SMITH BARNEY HOLDINGS INC.


By:   /s/ Mark I. Kleinman
      Name:    Mark I. Kleinman
      Title:   Executive Vice President and Treasurer


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